Exhibit 99.1

RXO Reports Second-Quarter Results Including Brokerage Volume Growth, Increased Last Mile Stops and New Managed Transportation Awards
•Companywide gross margin of 19.0%; Brokerage gross margin of 14.7%
•Brokerage volume increased by 4%; less-than-truckload volume grew 40% and full truckload volume declined by 2% year-over-year
•Last Mile stops grew 7% year-over-year, the fastest rate in nearly two years
•Managed Transportation was awarded more than $200 million in freight under management
•Acquisition of Coyote Logistics on track to close in the first half of the fourth quarter

CHARLOTTE, N.C. — August 7, 2024 — RXO (NYSE: RXO) today announced its financial results for the second quarter of 2024.
Drew Wilkerson, chief executive officer of RXO, said, “In the second quarter, RXO continued to execute well, including achieving 4% Brokerage volume growth despite the prolonged soft freight market. We focused on effectively managing our cost of purchased transportation and achieved Brokerage gross margin of 14.7%. Our complementary services were also a significant contributor to our performance. Last Mile stops grew at the fastest rate in nearly two years, and our Managed Transportation business was awarded more than $200 million in freight under management and continued to grow year-over-year synergy loads it provides to our Brokerage business.
“Our playbook, which keeps us focused on growing profitably, strategically investing in our business and controlling costs, will position us for rapid earnings growth when the market inflects,” Wilkerson said. “We’re on track to close the acquisition of Coyote in the first half of the fourth quarter, and we’re excited about delivering above-market results at greater scale.”
Companywide Results
RXO’s revenue was $930 million for the second quarter, compared to $963 million in the second quarter of 2023. Gross margin was 19.0%, compared to 18.6% in the second quarter of 2023.
The company reported a second-quarter 2024 GAAP net loss of $7 million, compared to $3 million of net income in the second quarter of 2023. The second-quarter 2024 GAAP net loss included $11 million in transaction, integration, restructuring and other costs. Adjusted net income in the quarter was $4 million, compared to $10 million in the second quarter of 2023.
Adjusted EBITDA was $28 million, compared to $38 million in the second quarter of 2023. Adjusted EBITDA margin was 3.0%, compared to 3.9% in the second quarter of 2023.
Transaction, integration, restructuring and other costs, and amortization of intangibles, impacted GAAP earnings per share by $0.09, net of tax. For the second quarter, RXO reported a GAAP diluted loss per share of $0.06. Adjusted diluted earnings per share was $0.03.
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Brokerage
RXO’s Brokerage business grew volume 4% year-over-year in the second quarter, including a 40% increase in less-than-truckload volume partially offset by a 2% decline in full truckload volume. Brokerage gross margin was 14.7% in the second quarter.
Brokerage contract volume increased by 9% year-over-year in the second quarter. Full truckload contract volume has grown by more than 40% since the second quarter of 2021.
Complementary Services
RXO’s complementary services gross margin was 23.0% for the quarter, up 170 basis points year-over-year.
Managed Transportation was awarded more than $200 million in freight under management in the quarter. The business has more than $1.6 billion of new freight under management in its sales pipeline.
Loads provided by RXO’s Managed Transportation business to its Brokerage business increased year-over-year.
The number of Last Mile stops grew by 7% year-over-year, the fastest growth rate in nearly two years.
Third-Quarter Outlook
RXO expects third-quarter 2024 companywide adjusted EBITDA to be between $28 million and $34 million. The company expects third-quarter 2024 Brokerage gross margin to be between 13% and 15%.
Conference Call
The company will hold a conference call and webcast on Wednesday, August 7 at 8 a.m. Eastern Daylight Time. Participants can call in toll-free (from U.S./Canada) at 1-800-549-8228; international callers dial +1-289-819-1520. The conference ID is 70115.
A live webcast of the conference call will be available on the investor relations area of the company’s website, http://investors.rxo.com. A replay of the conference call will be available through August 28, 2024, by calling toll-free (from U.S./Canada) 1-888-660-6264; international callers dial +1-289-819-1325. Use the passcode 70115#. Additionally, the call will be archived on http://investors.rxo.com.
About RXO
RXO (NYSE: RXO) is a leading provider of asset-light transportation solutions. RXO offers tech-enabled truck brokerage services together with complementary solutions including managed transportation and last mile delivery. The company combines massive capacity and cutting-edge technology to move freight efficiently through supply chains across North America. The company is headquartered in Charlotte, N.C. Visit RXO.com for more information and connect with RXO on Facebook, X, LinkedIn, Instagram and YouTube.
Media Contact
Erin Kelly
erin.kelly@rxo.com

Investor Contact
Kevin Sterling
kevin.sterling@rxo.com

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Non-GAAP Financial Measures
We provide reconciliations of the non-GAAP financial measures contained in this release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release.

The non-GAAP financial measures in this release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”); adjusted EBITDA margin; and adjusted net income (loss) and adjusted diluted earnings (loss) per share (“adjusted EPS”).

We believe that these adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not reflect, or are unrelated to, RXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating RXO’s ongoing performance.

We believe that adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments that management has determined do not reflect our core operating activities and thereby assist investors with assessing trends in our underlying business. We believe that adjusted net income (loss) and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs that management has determined do not reflect our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables, and thereby may assist investors with comparisons to prior periods and assessing trends in our underlying business.

With respect to our financial outlook for the third quarter of 2024 adjusted EBITDA, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation.
Forward-looking Statements
This release includes forward-looking statements, including statements relating to our third-quarter outlook and acquisition of Coyote Logistics. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "predict," "should," "will," "expect," "project," "forecast," "goal," "outlook," "target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: potential delays in consummating the potential transaction to acquire Coyote Logistics; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement for the potential transaction; the effect of the pendency or completion of the potential transaction on the parties' business relationships and business generally; competition and pricing pressures; economic conditions generally; fluctuations in fuel prices; increased carrier prices; severe weather, natural disasters, terrorist attacks or similar incidents that cause material disruptions to our operations or the operations of the third-party carriers and independent contractors with which we contract; our dependence on third-party carriers and independent contractors; labor disputes or organizing efforts affecting our workforce and those of our third-party carriers; legal and regulatory challenges to the status of the third-party carriers with which we contract, and their delivery workers, as independent contractors, rather than employees; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of potential cyber-attacks and information technology or data security breaches; issues related to our intellectual property rights; our ability to access the capital markets and generate sufficient cash flow to satisfy our debt obligations; litigation that may adversely affect our business or reputation;
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increasingly stringent laws protecting the environment, including transitional risks relating to climate change, that impact our third-party carriers; governmental regulation and political conditions; our ability to attract and retain qualified personnel; our ability to successfully implement our cost and revenue initiatives and other strategies; our ability to successfully manage our growth; our reliance on certain large customers for a significant portion of our revenue; damage to our reputation through unfavorable publicity; our failure to meet performance levels required by our contracts with our customers; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; a determination by the IRS that the distribution or certain related separation transactions should be treated as taxable transactions; and the impact of the separation on our businesses, operations and results. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.
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RXO, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions, shares in thousands, except per share amounts)	2024	2023	2024	2023
Revenue	$930	$963	$1,843	$1,973
Cost of transportation and services (exclusive of depreciation and amortization)	700	723	1,399	1,482
Direct operating expense (exclusive of depreciation and amortization)	50	59	103	120
Sales, general and administrative expense	154	144	299	297
Depreciation and amortization expense	17	18	33	36
Transaction and integration costs	7	4	8	10
Restructuring costs	2	1	13	9
Operating income (loss)	$—	$14	$(12)	$19
Other expense	—	—	1	—
Interest expense, net	8	8	16	16
Income (loss) before income taxes	$(8)	$6	$(29)	$3
Income tax provision (benefit)	(1)	3	(7)	—
Net income (loss)	$(7)	$3	$(22)	$3

Earnings (loss) per share data
Basic earnings (loss) per share	$(0.06)	$0.03	$(0.19)	$0.03
Diluted earnings (loss) per share	$(0.06)	$0.03	$(0.19)	$0.03

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	117,579	116,894	117,398	116,748
Diluted weighted-average common shares outstanding	117,579	119,457	117,398	119,414
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RXO, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
(Dollars in millions, shares in thousands, except per share amounts)	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$7	$5
Accounts receivable, net of $9 and $12 in allowances, respectively	725	743
Other current assets	44	48
Total current assets	776	796
Long-term assets
Property and equipment, net of $319 and $293 in accumulated depreciation, respectively	118	124
Operating lease assets	210	195
Goodwill	630	630
Identifiable intangible assets, net of $124 and $118 in accumulated amortization, respectively	62	68
Other long-term assets	17	12
Total long-term assets	1,037	1,029
Total assets	$1,813	$1,825
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$382	$414
Accrued expenses	197	199
Short-term debt and current maturities of long-term debt	16	3
Short-term operating lease liabilities	54	53
Other current liabilities	13	13
Total current liabilities	662	682
Long-term liabilities
Long-term debt and obligations under finance leases	370	356
Deferred tax liabilities	—	7
Long-term operating lease liabilities	160	146
Other long-term liabilities	42	40
Total long-term liabilities	572	549
Commitments and Contingencies
Equity
Preferred stock, $0.01 par value; 10,000 shares authorized; 0 shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value; 300,000 shares authorized; 117,607 and 117,026 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	599	590
Retained earnings (Accumulated deficit)	(16)	6
Accumulated other comprehensive loss	(5)	(3)
Total equity	579	594
Total liabilities and equity	$1,813	$1,825

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RXO, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In millions)	2024	2023
Operating activities
Net income (loss)	$(22)	$3
Adjustments to reconcile net income (loss) to net cash from operating activities
Depreciation and amortization expense	33	36
Stock compensation expense	11	11
Deferred tax expense (benefit)	(9)	2
Other	2	1
Changes in assets and liabilities
Accounts receivable	13	162
Other assets	1	(17)
Accounts payable	(27)	(73)
Accrued expenses and other liabilities	—	(59)
Net cash provided by operating activities	2	66
Investing activities
Payment for purchases of property and equipment	(22)	(28)
Net cash used in investing activities	(22)	(28)
Financing activities
Proceeds from borrowings on revolving credit facilities	119	—
Repayment of borrowings on revolving credit facilities	(92)	—
Payment for tax withholdings related to vesting of stock compensation awards	(3)	(9)
Repurchase of common stock	—	(2)
Repayment of debt and finance leases	(1)	(1)
Other	(1)	(1)
Net cash provided by (used in) financing activities	22	(13)
Effect of exchange rates on cash, cash equivalents and restricted cash	—	1
Net increase in cash, cash equivalents and restricted cash	2	26
Cash, cash equivalents, and restricted cash, beginning of period	5	98
Cash, cash equivalents, and restricted cash, end of period	$7	$124
Supplemental disclosure of cash flow information:
Leased assets obtained in exchange for new operating lease liabilities	$49	$36
Cash paid for income taxes, net	2	21
Cash paid for interest, net	15	17
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RXO, Inc.
Revenue Disaggregated by Service Offering
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2024	2023	2024	2023
Revenue
Truck brokerage	$543	$557	$1,107	$1,157
Last mile	265	261	497	501
Managed transportation	156	176	308	373
Eliminations	(34)	(31)	(69)	(58)
Total	$930	$963	$1,843	$1,973
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RXO, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2024	2023	2024	2023
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(7)	$3	$(22)	$3
Interest expense, net	8	8	16	16
Income tax provision (benefit)	(1)	3	(7)	—
Depreciation and amortization expense	17	18	33	36
Transaction and integration costs	7	4	8	10
Restructuring and other costs	4	2	15	10
Adjusted EBITDA (1)	$28	$38	$43	$75

Revenue	$930	$963	$1,843	$1,973
Adjusted EBITDA margin (1) (2)	3.0%	3.9%	2.3%	3.8%

(1)See the “Non-GAAP Financial Measures” section of the press release.
(2)Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

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RXO, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions, shares in thousands, except per share amounts)	2024	2023	2024	2023
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share
Net income (loss)	$(7)	$3	$(22)	$3
Amortization of intangible assets	3	3	6	6
Transaction and integration costs	7	4	8	10
Restructuring and other costs	4	2	15	10
Income tax associated with adjustments above (1)	(3)	(2)	(7)	(6)
Adjusted net income (loss) (2)	$4	$10	$—	$23

Adjusted diluted earnings (loss) per share (2)	$0.03	$0.08	$—	$0.19

Weighted-average shares outstanding
Diluted weighted-average shares outstanding	119,837	119,457	117,398	119,414

(1)The tax impact of non-GAAP adjustments represents the tax expense calculated using the applicable statutory tax rate that would have been incurred had these adjustments been excluded from net income (loss). Our estimated tax rate on non-GAAP adjustments may differ from our GAAP tax rate due to differences in the methodologies applied.
(2)See the “Non-GAAP Financial Measures” section of the press release.
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RXO, Inc.
Calculation of Gross Margin and Gross Margin as a Percentage of Revenue
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2024	2023	2024	2023
Revenue
Truck brokerage	$543	$557	$1,107	$1,157
Complementary services (1)	421	437	805	874
Eliminations	(34)	(31)	(69)	(58)
Revenue	$930	$963	$1,843	$1,973

Cost of transportation and services (exclusive of depreciation and amortization)
Truck brokerage	$462	$471	$946	$973
Complementary services (1)	272	283	522	567
Eliminations	(34)	(31)	(69)	(58)
Cost of transportation and services (exclusive of depreciation and amortization)	$700	$723	$1,399	$1,482

Direct operating expense (exclusive of depreciation and amortization)
Truck brokerage	$—	$—	$—	$—
Complementary services (1)	50	59	103	120
Direct operating expense (exclusive of depreciation and amortization)	$50	$59	$103	$120

Direct depreciation and amortization expense
Truck brokerage	$1	$—	$1	$—
Complementary services (1)	2	2	4	3
Direct depreciation and amortization expense	$3	$2	$5	$3

Gross margin
Truck brokerage	$80	$86	$160	$184
Complementary services (1)	97	93	176	184
Gross margin	$177	$179	$336	$368

Gross margin as a percentage of revenue
Truck brokerage	14.7%	15.4%	14.5%	15.9%
Complementary services (1)	23.0%	21.3%	21.9%	21.1%
Gross margin as a percentage of revenue	19.0%	18.6%	18.2%	18.7%

(1)Complementary services include last mile and managed transportation services.
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